                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 1, 1999


                                EARTHCARE COMPANY

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                        000-24685               58-2335973
----------------------------     ------------------------    ------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)


14901 Quorum Drive, Suite 200, Dallas, Texas                       75240
--------------------------------------------                     ----------
  (Address of principal executive offices)                       (Zip Code)

                                 (972) 858-6025

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 2. Acquisition or Disposition of Assets

     Effective April 1, 1999, EarthCare Company (the "Company") acquired all of the outstanding capital stock of National Plumbing & Drain ("National"), a Georgia corporation, in exchange for $1.325 million in cash, the issuance of 125,159 shares of EarthCare Company common stock, and the assumption of $513,000 in liabilities. This transaction was consummated pursuant to an agreement and plan of merger, dated April 5, 1999.

     National is a residential and commercial sewer and drain services company servicing customers in Georgia.

     The Company currently intends to operate National in substantially the same manner as it was operated prior to this transaction. The Company funded the cash portion of the purchase price paid for National with borrowings under the Company's revolving credit facility with Bank of America National Trust and Savings Association. The purchase price was determined based upon an evaluation of the business of National and the results of negotiations between the parties.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired. - Not Required

     (b) Pro Forma Financial Information. - Not Required

     (c) Exhibits

         2.1 Agreement and Plan of Merger, by and between EarthCare Company and Vince Hils, Matthew H. Patton, George Propes, Elizabeth Renee Propes, and David Christopher Propes, dated as of April 5, 1999.


                                       -2-
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EARTHCARE COMPANY
                                       (Registrant)



Date: April 9, 1999                    By: /s/ James E. Farrell

                                           James E. Farrell
                                           Vice President and Chief Financial
                                           Officer

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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  2.1               Agreement and Plan of Merger, by and between EarthCare
                    Company and Vince Hils, Matthew H. Patton, George Propes,
                    Elizabeth Renee Propes, and David Christopher Propes, dated as of April 1, 1999